Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-16801, 333-43231 and 333-115791, Form S-8 Nos. 333-44431 and 333-61246) of Continucare Corporation and in the related Prospectuses, of our report dated September 22, 2004 with respect to the consolidated financial statements of Continucare Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2004.

/s/ Ernst & Young LLP
Certified Public Accountants
West Palm Beach, Florida
September 22, 2004

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